Exhibit 23-d


                         CONSENT OF BK ASSOCIATES, INC.


     We hereby consent to the incorporation by reference in this Registration Statement of Morgan Stanley on Form S-3 of the references to us appearing in
Note 18 to Morgan Stanley's consolidated financial statements included in Item 8 of Morgan Stanley's Annual Report on Form 10-K for the fiscal year ended November 30, 2003 and Note 16 to Morgan Stanley's condensed consolidated financial statements included in Part I, Item 1 of Morgan Stanley's Quarterly Reports on Form 10-Q for the quarters ended February 29, 2004 and May 31, 2004.


                                             BK ASSOCIATES, INC.


                                             /s/ John F. Keitz
                                             ----------------------------------
                                             Name:  John F. Keitz
                                             Title: President

                                             July 28, 2004